AGREEMENT AND PLAN OF MERGER

                               BY AND AMONG

                            BANCALABAMA, INC.,


                        UNION PLANTERS CORPORATION

                                    AND

                             BNF BANCORP, INC.


                        DATED AS OF APRIL 26, 1996

                             TABLE OF CONTENTS




PAGE

Parties  1
Preamble 1

ARTICLE 1 - TRANSACTIONS AND TERMS OF MERGER                              2
1.1       Merger                                                          2
1.2       Time and Place of Closing                                       2
1.3       Effective Time                                                  2
1.4       Execution of Stock Option Agreement 2
1.5       UPC's Right to Revise the Structure of the Transaction          2

ARTICLE 2 - TERMS OF MERGER                                               3
2.1       Certificate of Incorporation                                    3
2.2       By-laws                                                         3
2.3       Directors and Officers                                          3

ARTICLE 3 - MANNER OF CONVERTING SHARES                                   3
3.1       Conversion of Shares                                            3
3.2       Anti-Dilution Provisions                                        4
3.3       Shares Held by BancAlabama or UPC                               4
3.4       Dissenting Shareholders                                         4
3.5       Fractional Shares                                               4
3.6       Conversion of Stock Options; Restricted Stock                   5

ARTICLE 4 - EXCHANGE OF SHARES                                            6
4.1       Exchange Procedures                                             6
4.2       Rights of Former BancAlabama Shareholders                       7

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF BANCALABAMA                 7
5.1       Organization, Standing, and Power                               7
5.2       Authority; No Breach By Agreement                               8
5.3       Capital Stock                                                   8
5.4       BancAlabama Subsidiaries                                        9
5.5       SEC Filings; Financial Statements                              10
5.6       Absence of Undisclosed Liabilities                             10
5.7       Absence of Certain Changes or Events                           11
5.8       Tax Matters                                                    11
5.9       Allowance for Possible Loan Losses                             12
5.10      Assets                                                         12
5.11      Intellectual Property                                          13
5.12      Environmental Matters                                          13
5.13      Compliance With Laws                                           14
5.14      Labor Relations                                                15
5.15      Employee Benefit Plans                                         15
5.16      Material Contracts                                             17
5.17      Legal Proceedings                                              17
5.18      Reports                                                        18
5.19      Statements True and Correct                                    18
5.20      Accounting, Tax, and Regulatory Matters                        19
5.21      State Takeover Laws                                            19
5.22      Charter Provisions                                             19
5.23      Support Agreements                                             19

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF UPC                        19
6.1       Organization, Standing, and Power                              19
6.2       Authority; No Breach By Agreement                              20
6.3       Capital Stock                                                  20
6.4       SEC Filings; Financial Statements                              21
6.5       Absence of Undisclosed Liabilities                             21
6.6       Absence of Certain Changes or Events                           21
6.7       Tax Matters                                                    22
6.8       Environmental Matters                                          22
6.9       Compliance With Laws                                           23
6.10      Legal Proceedings                                              23
6.11      Reports                                                        24
6.12      Statements True and Correct                                    24
6.13      Accounting, Tax, and Regulatory Matters                        24
6.14      Matters Relating to BNF                                        25

ARTICLE 7 - CONDUCT OF BUSINESS PENDING CONSUMMATION                     25
7.1       Affirmative Covenants of BancAlabama                           25
7.2       Negative Covenants of BancAlabama                              25
7.3       Covenants of UPC                                               27
7.4       Adverse Changes in Condition                                   28
7.5       Reports                                                        28

ARTICLE 8 - ADDITIONAL AGREEMENTS                                        28
8.1       Registration Statement; Proxy Statement; Shareholder Approval  28
8.2       Exchange Listing                                               29
8.3       Applications                                                   29
8.4       Filings with State Offices                                     29
8.5       Agreement as to Efforts to Consummate                          29
8.6       Investigation and Confidentiality                              30
8.7       Press Releases                                                 30
8.8       Certain Actions                                                30
8.9       Accounting and Tax Treatment                                   30
8.10      State Takeover Laws                                            31
8.11      Charter Provisions                                             31
8.12      Agreements of Affiliates                                       31
8.13      Employee Benefits and Contracts                                31
8.14      Indemnification                                                32

ARTICLE 9 - CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE            33
9.1       Conditions to Obligations of Each Party                        33
9.2       Conditions to Obligations of UPC                               34
9.3       Conditions to Obligations of BancAlabama                       36

ARTICLE 10 - TERMINATION                                                 37
10.1      Termination                                                    37
10.2      Effect of Termination                                          40
10.3      Non-Survival of Representations and Covenants                  40

ARTICLE 11 - MISCELLANEOUS                                               40
11.1      Definitions                                                    40
11.2      Expenses                                                       49
11.3      Brokers and Finders                                            49
11.4      Entire Agreement                                               49
11.5      Amendments                                                     49
11.6      Waivers                                                        50
11.7      Assignment                                                     50
11.8      Notices                                                        50
11.9      Governing Law                                                  51

11.10     Counterparts                                                   52
11.11     Captions                                                       52
11.12     Interpretations                                                52
11.13     Enforcement of Agreement                                       52
11.14     Severability                                                   52

          Signatures                                                     53

                         AGREEMENT AND PLAN OF MERGER

            THIS  AGREEMENT  AND  PLAN OF MERGER (this "Agreement") is made and
entered into as of April 26, 1996,  by  and  between    BANCALABAMA,  INC.
("BancAlabama"), a Delaware corporation having its principal office located in Huntsville, Alabama; UNION PLANTERS CORPORATION ("UPC"), a Tennessee corporation having its principal office located in Memphis, Tennessee; and BNF BANCORP, INC. ("BNF"), a Delaware corporation, a wholly-owned subsidiary of UPC.

                                PREAMBLE

            The Boards of Directors of BancAlabama and UPC are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders. This Agreement provides for the acquisition of BancAlabama by UPC pursuant to the merger of BancAlabama into and with BNF. At the effective time of such merger, the outstanding shares of the common stock of BancAlabama shall be converted into the right to receive shares of the common stock of UPC (except as provided in Sections 3.3 and 3.5 of this Agreement). As a result, shareholders of BancAlabama shall become shareholders of UPC and each of the subsidiaries of BancAlabama shall continue to conduct its business and operations as a wholly owned subsidiary of BNF. The transactions described in this Agreement are subject to the approvals of the shareholders of BancAlabama, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, the appropriate state regulatory authorities, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and for accounting purposes shall qualify for treatment as a pooling of interests.

            Simultaneously with the execution and delivery of this Agreement, as a condition and inducement to UPC's willingness to enter into this Agreement, BancAlabama and UPC are entering into a stock option agreement (the "Stock Option Agreement"), in substantially the form of Exhibit 1 to this Agreement pursuant to which BancAlabama is granting to UPC an option to purchase shares of BancAlabama Common Stock. In addition, simultaneously with the execution and delivery of this Agreement, as a condition and inducement to UPC's willingness to consummate the transactions contemplated by this Agreement, each of BancAlabama's directors will execute and deliver to UPC an agreement (a "Support Agreement"), in substantially the form of Exhibit 2 to this Agreement.

            Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

            NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

                               ARTICLE 1

                    TRANSACTIONS AND TERMS OF MERGER

            1.1   MERGER.  Subject   to   the  terms  and  conditions  of  this
Agreement, at the Effective Time, BancAlabama shall be merged with and into BNF in accordance with the provisions of Section 251 of the DGCL and with the effect provided in Section 259 of the DGCL (the "Merger"). BNF shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Delaware. The Merger shall be con-summated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of BancAlabama and BNF.

            1.2 TIME AND PLACE OF CLOSING. The Closing will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately pre-ceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree. The Closing shall be held at such place as may be mutually agreed upon by the Parties.

            1.3 EFFECTIVE TIME. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Delaware (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officers or chief financial officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on such date as may be designated by UPC within 20 days following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the shareholders of BancAlabama approve this Agreement to the extent such approval is required by applicable Law.

            1.4 EXECUTION OF STOCK OPTION AGREEMENT. Simultaneously with the execution of this Agreement by the Parties and as a condition thereto, BancAlabama is executing and delivering to UPC the Stock Option Agreement pursuant to which BancAlabama is granting to UPC an option to purchase shares of BancAlabama Common Stock.

            1.5   UPC'S RIGHT TO REVISE THE STRUCTURE OF THE TRANSACTION.
UPC shall, in its reasonable discretion, have the unilateral right to revise the structure of the Merger contemplated by this Agreement in order to achieve tax benefits or for any other reason which UPC may deem advisable; provided, however, that UPC shall not have the right, without the approval of the Board of Directors of BancAlabama, to make any revision to the structure of the Merger which: (i) changes the amount of the consideration which the holders of shares of BancAlabama Common Stock are entitled to receive (determined in the manner provided in Section 3.1 of this Agreement); (ii) changes the intended tax-free effects of the Merger to UPC, or the holders of shares of BancAlabama Common Stock; (iii) would permit UPC to pay the consideration other than by delivery of UPC Common Stock registered with the SEC (in the manner described in Section 4.1 of this Agreement); (iv) would be materially adverse to the interests of BancAlabama or holders of shares of BancAlabama Common Stock; (v) would unreasonably impede or delay consummation of the Merger; or
(vi) would effect any of the provisions in Sections 8.13 or 8.14 of this Agree-ment. UPC may exercise this right of revision by giving written notice to BancAlabama in the manner provided in Section 11.8 of this Agreement which notice shall be in the form of an amendment to this Agreement or in the form of an Amended and Restated Agreement and Plan of Merger.

                               ARTICLE 2

                            TERMS OF MERGER

            2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorpora-tion of BNF in effect immediately prior to the Effective Time shall be the

Certificate of Incorporation of the Surviving Corporation until otherwise amended or repealed.

            2.2 BY-LAWS. The By-laws of BNF in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until otherwise amended or repealed.

            2.3 DIRECTORS AND OFFICERS. The directors of BNF in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the By-laws
of the Surviving Corporation.   The  officers of BNF in office immediately
prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the By-laws of the Surviv-ing Corporation.

                               ARTICLE 3

                      MANNER OF CONVERTING SHARES

            3.1   CONVERSION OF SHARES.  Subject  to  the  provisions  of this
Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of UPC, BancAlabama, or the shareholders of either of the foregoing, the shares of the constituent corporations shall be converted as follows:

                  (a) Each share of UPC Capital Stock, including any associ-ated UPC Rights, issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                  (b) Each share of BNF Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                  (c) Each share of BancAlabama Common Stock (excluding shares held by any BancAlabama Company or any UPC Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted and excluding shares held by shareholders who perfect their statutory appraisal rights as provided in Section 3.4 of this Agreement) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive .5907 of a share of UPC Common Stock (as subject to possible adjustment as set forth in Section 10.1(h) of this Agreement, the "Exchange Ratio"). Pursuant to the UPC Rights Agreement, each share of UPC Common Stock issued in connection with the Merger upon conver-sion of BancAlabama Common Stock shall be accompanied by a UPC Right.

            3.2 ANTI-DILUTION PROVISIONS. In the event UPC changes the number of shares of UPC Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitaliza-tion with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

            3.3 SHARES HELD BY BANCALABAMA OR UPC. Each of the shares of Banc-Alabama Common Stock held by any BancAlabama Company or by any UPC Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

            3.4 DISSENTING SHAREHOLDERS. Any holder of shares of BancAlabama Common Stock who perfects his or her appraisal rights in accordance with and as contemplated by Section 262 of the DGCL shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the DGCL and surrendered to UPC the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting shareholder of BancAlabama fails to per-fect, or effectively withdraws or loses, his or her right to appraisal and of payment for his or her shares, UPC shall issue and deliver the consideration to which such holder of shares of BancAlabama Common Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the certi-ficate or certificates representing shares of BancAlabama Common Stock held by such holder. BancAlabama will establish an escrow account with an amount sufficient to satisfy the maximum aggregate payment that may be required to be paid to dissenting shareholders. Upon satisfaction of all claims of dis-senting shareholders, the remaining escrowed amount, reduced by payment of the fees and expenses of the escrow agent, will be returned to the Surviving Corpo-ration.

            3.5   FRACTIONAL SHARES.   Notwithstanding any other provision of
this Agreement, each holder of shares of BancAlabama Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of UPC Common Stock (after taking into account all certifi-cates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of UPC Common Stock multiplied by the market value of one share of UPC Common Stock at the Effective Time. The market value of one share of UPC Common Stock at the Effective Time shall be the closing price of such common stock on the NYSE-Composite Transactions List (as reported by THE WALL STREET JOURNAL or, if not reported thereby, any other authoritative source selected by UPC) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

            3.6   CONVERSION OF STOCK OPTIONS; RESTRICTED STOCK.

                  (a) At the Effective Time, each option to purchase or other right with respect to shares of BancAlabama Common Stock pursuant to stock options, stock appreciation rights or other rights, including stock awards ("BancAlabama Options") granted by BancAlabama under the BancAlabama Stock Plans, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to

UPC Common Stock, and UPC shall assume each BancAlabama Option, in accordance with the terms of the BancAlabama Stock Plan and stock option or other agreement by which it is evidenced, except that from and after the Effective Time, (i) UPC and its Salary and Benefits Committee shall be substituted for BancAlabama and the Committee of BancAlabama's Board of Directors (including, if applicable, the entire Board of Directors of Banc-Alabama) administering such BancAlabama Stock Plan, (ii) each BancAlabama Option assumed by UPC may be exercised solely for shares of UPC Common
Stock (or cash in the case of stock appreciation rights), (iii) the  number of shares of UPC Common Stock subject to such BancAlabama Option shall be equal to the number of shares of BancAlabama Common Stock subject to such BancAlabama Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iv) the per share exercise price under each such BancAlabama Option shall be adjusted by dividing the per share exercise price under each such BancAlabama Option by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause (iii) of the preceding sentence, UPC shall not be obligated to issue any fraction of a share of UPC Common Stock upon exercise of BancAlabama Options and any fraction of a share of UPC Common Stock that otherwise would be subject to a converted BancAlabama Option shall represent the right to receive a cash payment upon exercise of such converted BancAlabama Option equal to the pro-duct of such fraction and the difference between the market value of one share of UPC Common  Stock at the time of exercise of such Option  and  the
per  share exercise price of  such  Option.   The market value of one share of
UPC Common Stock at the time of exercise of an Option shall be the closing price of such common stock on the NYSE-Composite Transactions List (as reported by THE WALL STREET JOURNAL or, if not reported thereby, any other authoritative source selected by UPC) on the last trading day preceding the date of exercise. UPC and BancAlabama agree to take all necessary steps to effectuate the foregoing provisions of this Section 3.6.

                  (b) As soon as practicable after the Effective Time, UPC shall deliver to the participants in each BancAlabama Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants subject to such BancAlabama Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.6(a) after giving effect to the Merger). Within 30 days after the Effective Time, UPC shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of UPC Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

                  (c) All contractual restrictions or limitations on transfer with respect to BancAlabama Common Stock awarded under the BancAlabama Stock Plans or any other plan, program, or Contract of any BancAlabama Com-pany, to the extent that such restrictions or limitations shall not have already lapsed (whether as a result of the Merger or otherwise), and except as otherwise expressly provided in such plan, program, or Contract, shall remain in full force and effect with respect to shares of UPC Common Stock into which such restricted stock is converted pursuant to Section
 3.1  of this Agreement.

                               ARTICLE 4

                           EXCHANGE OF SHARES

                  4.1 EXCHANGE PROCEDURES. Promptly after the Effective Time, UPC and BancAlabama shall cause the exchange agent selected by UPC (the "Exchange Agent") to mail to the former shareholders of BancAlabama appropr-iate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of BancAlabama Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). The Exchange Agent may establish reasonable and customary rules and procedures in connection with its duties. After the Effective Time, each holder of shares of BancAlabama Common Stock (other than shares to be canceled pursuant to Section 3.3 or as to which statutory dissenters' rights have been perfected as provided in Section 3.4 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. To the extent required by Section 3.5 of this Agreement, each holder of shares of BancAlabama Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of UPC Common Stock to which such holder may be otherwise entitled (without
interest).   UPC shall not be  obligated  to deliver the consideration to which any former holder of BancAlabama Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or cert-ificates representing the shares of BancAlabama Common Stock for exchange as
provided in this Section  4.1.   The  certificate  or  certificates of Banc-
Alabama Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither UPC nor the Exchange Agent shall be liable to a holder of BancAlabama Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law. Adop-tion of this Agreement by the shareholders of BancAlabama shall constitute ratification of the appointment of the Exchange Agent.

            4.2 RIGHTS OF FORMER BANCALABAMA SHAREHOLDERS. At the Effective Time, the stock transfer books of BancAlabama shall be closed as to holders of BancAlabama Common Stock immediately prior to the Effective Time and no transfer of BancAlabama Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the pro-visions of Section 4.1 of this Agreement, each certificate theretofore repre-senting shares of BancAlabama Common Stock (other than shares to be canceled pursuant to Section 3.3 and 3.4 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the con-sideration provided in Sections 3.1 and 3.5 of this Agreement in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by BancAlabama in respect of such shares of BancAlabama Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by UPC on the UPC Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of UPC Common Stock issuable pursuant to this Agreement, but no div-idend or other distribution payable to the holders of record of UPC Common

Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of BancAlabama Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such BancAlabama Common Stock certificate, both the UPC Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such certificate.


                               ARTICLE 5

             REPRESENTATIONS AND WARRANTIES OF BANCALABAMA

     BancAlabama hereby represents and warrants to UPC as follows:

            5.1 ORGANIZATION, STANDING, AND POWER. BancAlabama is a corpora-tion duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Assets. BancAlabama is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BancAlabama.

            5.2   AUTHORITY; NO BREACH BY AGREEMENT.

                  (a) BancAlabama has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execu-
tion,  delivery, and performance  of  this  Agreement  and   the  consummation
of  the transactions contemplated   herein,  including  the  Merger,  have
been duly and validly authorized by all necessary corporate action in respect thereof on the part of BancAlabama, subject to the approval of this Agreement by the holders of a majority of the outstanding shares of Banc-Alabama Common Stock, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by BancAlabama. Subject to such requisite shareholder approval, this Agreement (which for pur-poses of this sentence shall not include the Stock Option Agreement) repre-sents a legal, valid, and binding obligation of BancAlabama, enforce-able against BancAlabama in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any pro-ceeding may be brought).

                  (b) Neither the execution and delivery of this Agreement by BancAlabama, nor the consummation by BancAlabama of the transactions contemplated hereby, nor compliance by BancAlabama with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of BancAlabama's Articles of Incorporation or By-laws, or (ii) except as disclosed in Section 5.2 of the BancAlabama Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any material Asset of any Banc-Alabama Company under, any Contract or Permit of any BancAlabama Company, or, (iii) subject to receipt of the requisite Consents referred to in
Section 9.1(b) of this Agreement, violate any Law or Order applicable to any BancAlabama Company or any of their respective material Assets.

                  (c) Other than in connection or compliance with the pro-visions of the Securities Laws, applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BancAlabama, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by BancAlabama of the Merger and the other transactions contemplated in this Agreement.

            5.3   CAPITAL STOCK.

                  (a)  The authorized capital stock of BancAlabama consists of
(i) 2,000,000 shares of BancAlabama Common Stock, of which 703,122 shares are issued and outstanding as of the date of this Agreement (exclusive of treasury shares) and not more than 830,122 shares will be issued and outstand-ing at the Effective Time, and (ii) 500,000 shares of preferred stock, $1.00 par value, of which no shares are, or will be, issued and outstanding as of the date of this Agreement or at the Effective Time, respectively. All of the issued and outstanding shares of capital stock of BancAlabama are duly and validly issued and outstanding and are fully paid and nonassessable under the DGCL. None of the outstanding shares of capital stock of BancAlabama has been issued in violation of any preemptive rights of the current or past shareholders of BancAlabama. BancAlabama has reserved 132,000 shares of BancAlabama Common Stock for issuance under the BancAlabama Stock Plans, pursuant to which options to purchase not more than 127,000 shares of BancAlabama Common Stock are outstanding.

                  (b) Except as set forth in Section 5.3(a) of this Agreement, or as provided in the Stock Option Agreement there are no shares of capital stock or other equity securities of BancAlabama outstanding and no out-standing Rights relating to the capital stock of BancAlabama.

            5.4   BANCALABAMA SUBSIDIARIES.  BancAlabama has disclosed in
Section 5.4 of the BancAlabama Disclosure Memorandum all of the BancAlabama Subsidiaries that are corporations (identifying its jurisdiction of incorpora-tion, each jurisdiction in which character of its Assets or the nature or con-duct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the BancAlabama Subsidiaries that are general or limited partnerships or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein of all BancAlabama Com-panies). BancAlabama or one of its wholly owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each BancAlabama Subsidiary. No capital stock (or other equity interest) of any BancAlabama Subsidiary are or may become required to be issued (other than to another BancAlabama Company) by reason of any Rights, and there are no Contracts by which any BancAlabama Subsidiary is bound to issue (other than to another BancAlabama Company) additional shares of its capital stock (or other equity interests) or Rights or by which any BancAlabama Company is or may be bound to transfer any shares of the capital stock (or other equity interests) of any BancAlabama Subsidiary (other than to another BancAlabama Company). There are no Contracts relating to the rights of any BancAlabama Company to vote or to dispose of any shares of the capital stock (or other equity interests) of any BancAlabama Subsidiary. All of the shares of capital stock (or other equity interests) of each BancAlabama Subsidiary
held  by  a  BancAlabama   Company  are fully paid and nonassessable under the
applicable corporation or similar Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the BancAlabama Company free and clear of any Lien. Each BancAlabama Subsidiary is either a bank, a savings association, partnership, limited liability corporation, or a corporation, and each such Subsidiary is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each BancAlabama Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Banc-Alabama. The only BancAlabama Subsidiary that is a depository institution is BankAlabama-Huntsville. BankAlabama-Huntsville is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund. The minute book and other organizational documents for each BancAlabama Sub-sidiary have been made available to UPC for its review, and are true and complete as in effect as of the date of this Agreement and accurately reflect all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

            5.5   SEC FILINGS; FINANCIAL STATEMENTS.

                  (a)  BancAlabama has filed and made available to UPC all
SEC  Documents required  to  be filed by BancAlabama since December 31, 1992
(the "BancAlabama SEC Reports").   The BancAlabama SEC Reports (i) at the time
filed, complied in all material respects with the applicable requirements of the Securities Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such BancAlabama SEC Reports or necessary in order to make the statements in such BancAlabama
SEC Reports, in light of the  circumstances  under  which  they  were   made,
not misleading. None of BancAlabama's Subsidiaries is required to file any SEC Documents.

                  (b) Each of the BancAlabama Financial Statements (includ-ing, in each case, any related notes) contained in the BancAlabama SEC Reports, including any BancAlabama SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consis-tent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of BancAlabama and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect and except as disclosed in Section 5.5(b) of the BancAlabama Disclosure Memorandum.

            5.6 ABSENCE OF UNDISCLOSED LIABILITIES. To the knowledge of BancAlabama, no BancAlabama Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BancAlabama, except Liabilities which are accrued or reserved against in the consolidated balance sheets of BancAlabama as of December 31, 1995, included in the BancAlabama Financial Statements made available prior to the date of this Agreement or reflected in the notes thereto. No BancAlabama Company has incurred or paid any Liability since December 31, 1995, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Banc-Alabama or (ii) in connection with the transactions contemplated by this Agreement.

            5.7   ABSENCE OF CERTAIN CHANGES OR EVENTS.   Since  December 31,
1995, except as disclosed in the BancAlabama Financial Statements made avail-able prior to the date of this Agreement, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BancAlabama, and (ii) the BancAlabama Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Banc-Alabama contained in this Agreement.

            5.8   TAX MATTERS.

                  (a) Except as set forth in Section 5.8 of the BancAlabama Disclosure Memorandum, all Tax Returns required to be filed by or on behalf of any of the BancAlabama Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1994, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, and all Tax Returns filed are materially complete and accurate.  All Taxes shown
on  filed  Tax  Returns have been  paid.   There  is  no audit examination,
deficiency, or refund Litigation with respect to any Taxes, except as reserved against in the BancAlabama Financial Statements made available
prior to the date of this Agreement.   All Taxes  and  other  Liabilities due
with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the BancAlabama Companies.

                  (b) None of the BancAlabama Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other appli-cable taxing authorities) that is currently in effect.

                  (c) Adequate provision for any Taxes due or to become due for any of the BancAlabama Companies for the period or periods through and including the date of the respective BancAlabama Financial Statements has been made and is reflected on such BancAlabama Financial Statements.

                  (d) Deferred Taxes of the BancAlabama Companies have been provided for in accordance with GAAP.

                  (e) Each of the BancAlabama Companies is in compliance with, and its records contain all information and documents (including prop-erly completed IRS Forms W-9) necessary to comply with, all applicable inform-ation reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

                  (f) Except as set forth in Section 5.8 of the BancAlabama Disclosure Memorandum, none of the BancAlabama Companies has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

                  (g) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the BancAlabama Companies that occurred during or after any Taxable Period in which the Companies incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1994.

                  (h) Except as set forth in Section 5.8 of the BancAlabama Disclosure Memorandum, none of the BancAlabama Companies is a party to any tax allocation or sharing agreement and none of the BancAlabama Companies has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was BancAlabama) has any Liability for taxes of any Person (other than BancAlabama and its Subsidi-aries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law) as a transferee or successor or by Contract or otherwise.

            5.9 ALLOWANCE FOR POSSIBLE LOAN LOSSES. The allowance for possi-ble loan or credit losses (the "Allowance") shown on the consolidated balance sheets of BancAlabama included in the most recent BancAlabama Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of BancAlabama included in the Banc-Alabama Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, in the reasonable opinion of management of BancAlabama adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known and reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the BancAlabama Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the BancAlabama Companies as of the dates thereof.

            5.10 ASSETS. Except as disclosed or reserved against in the Banc-Alabama Financial Statements made available prior to the date of this Agree-ment, the BancAlabama Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All tangible properties which are material to BancAlabama's business on a consolidated basis are in good condition, reasonable wear and tear excepted, and are usable in the ordi-nary course of business consistent with BancAlabama's past practices. All Assets which are material to BancAlabama's business on a consolidated basis, held under leases or subleases by any of the BancAlabama Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availabi-lity of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The BancAlabama Companies currently maintain insurance as set forth in Section 5.10 of the BancAlabama Disclosure Memorandum. None of the BancAlabama Companies has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substanti-ally increased. Except as set forth in Section 5.10 of the BancAlabama Dis-closure Memorandum, there are presently no claims pending under any such policies of insurance and no notices have been given by any BancAlabama Com-pany under such policies.

            5.11  INTELLECTUAL PROPERTY.   All of the Intellectual Property
rights of the BancAlabama Companies are in full force and effect and consti-tute legal, valid, and binding obligations of the respective parties thereto, and there have not been, and, to the Knowledge of BancAlabama, there currently are not, any Defaults thereunder by BancAlabama. A BancAlabama Company owns or is the valid licensee of all such Intellectual Property rights free and clear of all Liens or claims of infringement. Except as disclosed in Section 5.11 of the BancAlabama Disclosure Memorandum, none of the Banc-Alabama Companies or, to the Knowledge of BancAlabama, their respective pre-decessors has misused the Intellectual Property rights of others and, to the Knowledge of BancAlabama, none of the Intellectual Property rights as used in the business conducted by any such BancAlabama Company infringes upon or otherwise violates the rights of any Person, nor has any Person asserted a claim of such infringement. Except as disclosed in Section 5.11 of the Banc-Alabama Disclosure Memorandum, no BancAlabama Company is obligated to pay any royalties to any Person with respect to any such Intellectual Property. To the Knowledge of BancAlabama, each BancAlabama Company owns or has the valid right to use all of the Intellectual Property rights which it is presently using, or in connection with performance of any material Contract to which it is a party. No officer, director, or employee of any BancAlabama Company is party to any Contract which requires such officer, director or employee to assign any interest in any Intellectual Property or keep confid-ential any trade secrets, proprietary data, customer information, or other business information or except as disclosed in Section 5.11 of the Banc-Alabama Disclosure Memorandum, which restricts or prohibits such officer, director, or employee from engaging in activities competitive with any Person, including any BancAlabama Company.

            5.12 ENVIRONMENTAL MATTERS. Except as set forth in Section 5.12 of the BancAlabama Disclosure Memorandum:

                  (a) To the Knowledge of BancAlabama, each BancAlabama Com-pany, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggre-gate, a Material Adverse Effect on BancAlabama.

                  (b)  To the Knowledge of BancAlabama, there is no Litigation pending or threatened before  any  court,  governmental agency, or authority or other forum in which any BancAlabama Company or any of its Operating Prop-erties or Participation Facilities (or BancAlabama in respect of such Operat-
ing Property  or  Participation  Facility)  has  been  or,  with   respect  to
threatened Litigation, may be named as a defendant (i) for alleged non-compliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any BancAlabama Company or any of its Operating Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Banc-Alabama, nor to its Knowledge is there any reasonable basis for any Litiga-tion of a type described in this sentence.

                  (c) During the period of (i) any BancAlabama Company's ownership or operation of any of their respective current properties,
(ii) any BancAlabama Company's participation in the management of any Parti-cipation Facility, or (iii) any BancAlabama Company's holding of a security interest in a Operating Property, to the Knowledge of BancAlabama, there have been no releases of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BancAlabama. Prior to the period of (i) any BancAlabama Company's ownership or operation of any of their respective current proper-ties, (ii) any BancAlabama Company's participation in the management of any Participation Facility, or (iii) any BancAlabama Company's holding of a security interest in a Operating Property, to the Knowledge of Banc-Alabama, there were no releases of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BancAlabama.

            5.13 COMPLIANCE WITH LAWS. BancAlabama is duly registered as a bank holding company under the BHC Act. Each BancAlabama Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, and there has occurred no Default under any such Permit. Except as set forth in Section 5.13 of the BancAlabama Disclosure Memorandum, none of the BancAlabama Companies:

                  (a) is in violation of any Laws, Orders, or Permits applic-able to its business or employees conducting its business except where such violations are not likely to have a Material Adverse Effect; and

                  (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any BancAlabama
Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Permits, or (iii) requiring any BancAlabama Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

            5.14 LABOR RELATIONS. No BancAlabama Company is the subject of any Litigation asserting that it or any other BancAlabama Company has com-
mitted   an  unfair  labor  practice  (within  the  meaning  of the National
Labor Relations Act or comparable state law) or seeking to compel it or any other BancAlabama Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any BancAlabama Company, pending or, to the Knowledge of Banc-Alabama, threatened, or to the Knowledge of BancAlabama, is there any activity involving any BancAlabama Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

            5.15  EMPLOYEE BENEFIT PLANS.

                  (a) BancAlabama has disclosed in Section 5.15 of the Banc-Alabama Disclosure Memorandum, and has delivered or made available to UPC prior to the execution of this Agreement copies in each case of, all pen-sion, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including
"employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any BancAlabama Company or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, indepen-dent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other benefici-aries are eligible to participate (collectively, the "BancAlabama Benefit
Plans").   Any of the BancAlabama Benefit Plans which is an "employee pension benefit plan,"  as that term is defined in Section 3(2) of  ERISA,  is
referred  to  herein  as  a  "BancAlabama  ERISA  Plan."   Each BancAlabama
ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "BancAlabama Pension Plan." No BancAlabama Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

                  (b)  To the  Knowledge  of BancAlabama,  all  BancAlabama
Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or viola-tion of which are reasonably likely to have, individually or in the aggre-
gate, a Material  Adverse Effect on  BancAlabama.   Each  BancAlabama ERISA
Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and BancAlabama is not aware of any circum-stances likely to result in revocation of any such favorable determination letter. No BancAlabama Company has engaged in a transaction with respect to any BancAlabama Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any BancAlabama Company to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA.

                  (c) No BancAlabama Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the assets of any such plan exceeds the plan's "bene-fit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan termi-nated in accordance with all applicable legal requirements. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any BancAlabama Pension Plan, (ii) no change in the actuarial assumptions with respect to any BancAlabama Pension Plan, and
(iii) no increase in benefits under any BancAlabama Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BancAlabama or materially adversely affect the funding status of any such plan. Neither any BancAlabama Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any BancAlabama Company, or the single-employer plan of any entity which is considered one employer with BancAlabama under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue
Code or Section 302 of  ERISA.   No  BancAlabama  Company  has provided,  or
is required to provide, security to a BancAlabama Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

                  (d) To the Knowledge of BancAlabama, within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or, to the Knowledge of BancAlabama, is expected to be incurred by any BancAlabama Company with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any
ERISA  Affiliate.   No BancAlabama Company has incurred any withdrawal Liabi-
lity with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate).
No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any BancAlabama Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

                  (e) Except as disclosed in Section 5.15 of the BancAlabama Disclosure Memorandum, no BancAlabama Company has any Liability for retiree health and life benefits under any of the BancAlabama Benefit Plans and there are no restrictions on the rights of such BancAlabama Company to amend or terminate any such retiree health or benefit Plan without incurring Liability thereunder.

                  (f) Except as disclosed in Section 5.15 of the BancAlabama Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any BancAlabama Company from any BancAlabama Company under any BancAlabama Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any BancAlabama Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

                  (g)  The  actuarial  present  values of all accrued deferred
compensation entitlements  (including  entitlements   under  any  executive
compensation, supplemental retirement, or employment agreement) of employees and former employees of any BancAlabama Company and their respec-tive beneficiaries, other than entitlements accrued pursuant to funded retire-ment plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the BancAlabama Financial Statements to the extent required by and in accordance with GAAP.

            5.16 MATERIAL CONTRACTS. Except as disclosed in the BancAlabama SEC Reports or as disclosed in Section 5.16 of the BancAlabama Disclosure Memorandum, to the Knowledge of BancAlabama, none of the BancAlabama Companies, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $100,000, (ii) any Contract relating to the borrowing of money by any BancAlabama Company or the guarantee by any BancAlabama Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business, including letters of credit), (iii) any Contracts which prohibit or restrict any BancAlabama Company from engaging in any business activities in any geographic area, line of business, or otherwise in competition with any other Person, (iv) any Contracts between or among BancAlabama Companies, (v) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract (not disclosed in the BancAlabama Financial Statements delivered prior to the date of this Agreement) which is a financial derivative Contract (including various combinations thereof), and (vi) any other Contract or amendment thereto that would be required to be filed as an exhibit to a BancAlabama SEC Report filed by BancAlabama with the SEC prior to the date of this Agreement that has not been filed as an exhibit to a BancAlabama SEC Report (together with all Contracts referred to in Sections 5.10 and 5.15(a) of this Agreement, the "BancAlabama Contracts"). With respect to each BancAlabama Contract: (i) the Contract is in full force and effect; (ii) no BancAlabama Company is in material Default thereunder; (iii) no BancAlabama Company has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of BancAlabama, in material Default in any respect or has repudiated or waived
any material  provision  thereunder.   Except  as set forth  in  Section  5.16
of the BancAlabama Disclosure Memorandum, all of the indebtedness of any BancAlabama Company for money borrowed is prepayable at any time by such BancAlabama Company without penalty or premium.

            5.17 LEGAL PROCEEDINGS. To the Knowledge of BancAlabama, there is no Litigation instituted, pending, or threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any BancAlabama Company, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BancAlabama, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any BancAlabama Company. Section 5.17 of the BancAlabama Disclosure Memorandum includes a summary report of all material Litigation as of the date of this Agreement to which any BancAlabama Company is a party and which names a BancAlabama Company as a defendant or cross-defendant.

            5.18 REPORTS. Since January 1, 1992, or the date of organization if later, each BancAlabama Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (ii) other Regulatory Authorities, and (iii) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BancAlabama). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

            5.19 STATEMENTS TRUE AND CORRECT. To the Knowledge of Banc-Alabama, no statement, certificate, instrument, or other writing furnished or to be furnished by any BancAlabama Company or any Affiliate thereof to UPC pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of BancAlabama, none of the information supplied or to be supplied by any BancAlabama Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by UPC with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any BancAlabama Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to BancAlabama's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by a BancAlabama Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of BancAlabama, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any BancAlabama Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

            5.20 ACCOUNTING, TAX, AND REGULATORY MATTERS. No BancAlabama Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance relating to BancAlabama that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such section.

            5.21 STATE TAKEOVER LAWS. Each BancAlabama Company has taken all necessary action to exempt the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover Laws of the State of Delaware (collec-tively, "Takeover Laws"), including Section 203 of the DGCL.

            5.22 CHARTER PROVISIONS. Each BancAlabama Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Charter, By-laws or other governing instruments of any BancAlabama Company or restrict or impair the ability of UPC or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any BancAlabama Company that may be directly or indirectly acquired or controlled by it.

            5.23 SUPPORT AGREEMENTS. Each of the directors of BancAlabama has executed and delivered to UPC an agreement in substantially the form of
Exhibit 2 to this Agreement.

                                  ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES OF UPC

      Except as disclosed in the UPC Disclosure Memorandum, UPC hereby represents and warrants to BancAlabama as follows:

            6.1 ORGANIZATION, STANDING, AND POWER. UPC is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Tennessee, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. UPC is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC.

            6.2   AUTHORITY; NO BREACH BY AGREEMENT.

                  (a) UPC has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on
the  part of  UPC.   Subject  to such requisite  shareholder  approval,  this
Agreement (which for purposes of this sentence shall not include the Stock Option Agreement) represents a legal, valid, and binding obligation of UPC, enforceable against UPC in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (b) Neither the execution and delivery of this Agreement by UPC, nor the consummation by UPC of the transactions contemplated hereby, nor compliance by UPC with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of UPC's Restated Charter of Incorporation or By-laws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any UPC Company under, any Contract or Permit of any UPC Company, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any UPC Company or any of their respective material Assets.

                  (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NYSE, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material

Adverse Effect on UPC, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by UPC of the Merger and the other transactions contemplated in this Agreement.

            6.3 CAPITAL STOCK. The authorized capital stock of UPC consists of (i) 100,000,000 shares of UPC Common Stock, of which 45,565,914 shares are issued and outstanding as of February 29, 1996, and (ii) 10,000,000 shares of UPC Preferred Stock, of which no shares of UPC Series A Preferred Stock, 44,000 shares of UPC Series B Preferred Stock, and 3,496,419 shares of UPC Series E Preferred Stock are issued and outstanding as of February 29,1996. All of the issued and outstanding shares of UPC Capital Stock are, and all of the shares of UPC Common Stock to be issued in exchange for shares of BancAlabama Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the TBCA. None of the outstanding shares of UPC Capital Stock has been, and none of the shares of UPC Common Stock to be issued in exchange for shares of BancAlabama Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of UPC. UPC has reserved for issuance a sufficient number of shares of UPC Common Stock for the purpose of issuing shares of UPC Common Stock in accordance with the provisions of Sections 3.1 and 3.6 of this Agreement.

            6.4   SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) UPC has filed and made available to BancAlabama all SEC Documents required to be filed by UPC since December 31, 1992 (the "UPC SEC Reports"). The UPC SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such UPC SEC Reports or necessary in order to make the statements in such UPC SEC Reports, in light of
the circumstances under which they were made, not misleading.   Except  for
UPC Subsidiaries that are registered as a broker, dealer, or investment advisor, none of UPC's Subsidiaries is required to file any SEC Documents.

                  (b) Each of the UPC Financial Statements (including, in each case, any related notes) contained in the UPC SEC Reports, including any UPC SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of UPC and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

            6.5 ABSENCE OF UNDISCLOSED LIABILITIES. No UPC Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC, except Liabilities which are accrued or reserved against in the consolidated balance sheets of UPC as of

December 31, 1995, included in the UPC Financial Statements made available prior to the date of this Agreement or reflected in the notes thereto. No UPC Company has incurred or paid any Liability since December 31, 1995, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC or
(ii) in connection with the transactions contemplated by this Agreement.

            6.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1995, except as disclosed in the UPC Financial Statements delivered prior to the date of this Agreement or contemplated by pending federal legislation applicable to financial institutions generally, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC, and (ii) the UPC Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of UPC provided in Article 7 of this Agreement.

            6.7   TAX MATTERS.

                  (a) All Tax Returns required to be filed by or on behalf of any of the UPC Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1994, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, and all Tax Returns filed are materially complete and accurate. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, defici-ency, or refund Litigation with respect to any Taxes, except as reserved against in the UPC Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the UPC Companies.

                  (b) Adequate provision for any Taxes due or to become due for any of the UPC Companies for the period or periods through and including the date of the respective UPC Financial Statements has been made and is reflected on such UPC Financial Statements.

                  (c) Deferred Taxes of the UPC Companies have been provided for in accordance with GAAP.

            6.8   ENVIRONMENTAL MATTERS.

                  (a) To the Knowledge of UPC, each UPC Company, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC.

                  (b) To the Knowledge of UPC, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which any UPC Company or any of its Operating Properties or Participation Facilities (or UPC in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any UPC Company or any of its Operating Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC, nor to its Knowledge is there any reasonable basis for any Litigation of a type described in this sentence.

            (c)   During the period of (i) any UPC Company's  ownership  or
operation of any   of   their   respective   current  properties,  (ii)  any
UPC Company's participation in the management of any Participation Facility, or (iii) any UPC Company's holding of a security interest in a Operating Property, to the Knowledge of UPC, there have been no releases of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC. Prior to the period of (i) any UPC Company's ownership or operation of any of their respective current properties, (ii) any UPC Company's participation in the management of any Participation Facility, or (iii) any UPC Company's holding of a security interest in a Operating Property, to the Knowledge of UPC, there were no releases of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC.

            6.9 COMPLIANCE WITH LAWS. UPC is duly registered as a bank holding company under the BHC Act and as a savings and loan holding company
under the HOLA.   Each  UPC  Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, and there has occurred no Default under any such Permit. No UPC Company:

                  (a) is in violation of any Laws, Orders, or Permits applic-able to its business or employees conducting its business except where such violations are not likely to have a Material Adverse Effect; and

                  (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any UPC Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Permits, or (iii) requiring any UPC Company to enter into or consent to the issuance of a cease and desist order, formal agreement,
directive, commitment  or  memorandum   of understanding,  or  to  adopt  any
Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

            6.10 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of UPC, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any UPC Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any UPC Company.

            6.11 REPORTS. Since January 1, 1992, or the date of organiza-tion if later, each UPC Company has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (ii) other Regulatory Authorities, and (iii) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

            6.12 STATEMENTS TRUE AND CORRECT. To the Knowledge of UPC, no statement, certificate, instrument or other writing furnished or to be furnished by any UPC Company or any Affiliate thereof to BancAlabama pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of UPC, none of the information supplied or to be supplied by any UPC Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by UPC with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any UPC Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to BancAlabama's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by any UPC Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of BancAlabama, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any UPC Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

            6.13 ACCOUNTING, TAX, AND REGULATORY MATTERS. No UPC Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance relating to UPC that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

            6.14 MATTERS RELATING TO BNF. BNF is a corporation duly orga-nized, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its material Assets. BNF has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contem-plated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of BNF, subject to the approval of this Agreement by UPC as the sole shareholder of BNF, which is the only shareholder vote required for approval of this Agreement, and the consummation of the Merger by BNF.

                                  ARTICLE 7

                   CONDUCT OF BUSINESS PENDING CONSUMMATION

            7.1 AFFIRMATIVE COVENANTS OF BANCALABAMA. Unless the prior written consent of UPC shall have been obtained, which consent shall not be unreasonably withheld and which consent will be given or denied within 10 business days of receipt of written request for such consent, and except as otherwise expressly contemplated herein, BancAlabama shall and shall cause each of its Subsidiaries to (i) operate its business only in the usual, regular, and ordinary course, (ii) preserve intact its business organization and Assets and maintain its rights and franchises, and (iii) take no action which would (a) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement or prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganiza-tion within the meaning of Section 368(a) of the Internal Revenue Code, or
(b) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

            7.2 NEGATIVE COVENANTS OF BANCALABAMA. Except as specifically permitted by this Agreement, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Banc-Alabama covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer, president, or chief financial officer of UPC, which consent shall not be unreasonably withheld and which consent will be given or denied within 10 business days of receipt of written request for such consent:

                  (a) amend the Charter, By-laws, or other governing instru-ments of any BancAlabama Company, or

                  (b) incur any additional debt obligation or other obliga-tion for borrowed money (other than indebtedness of a BancAlabama Company to another BancAlabama Company) in excess of an aggregate of $100,000 (for the BancAlabama Companies on a consolidated basis) except in the ordinary course of the business of BancAlabama Subsidiaries consistent with past practices including refinancing existing obligations (which shall include, for BancAlabama Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repur-chase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any BancAlabama Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the BancAlabama Disclosure Memorandum); or


                  (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any BancAlabama Company, or declare or pay any dividend or make any other distribution in respect of BancAlabama's capital stock; or

                  (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or pursuant to the Stock Option Agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of BancAlabama Common Stock or any other capital stock of any BancAlabama Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

                  (e) adjust, split, combine or reclassify any capital stock of any BancAlabama Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of BancAlabama Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any shares of capital stock of any Banc-Alabama Subsidiary (unless any such shares of stock are sold or other-wise transferred to another BancAlabama Company) or any Asset having a book value in excess of $200,000 other than in the ordinary course of business for reasonable and adequate consideration; or

                  (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of five years or less or Federal Home Loan Bank Stock, purchase any securities
or make any material  investment,  either  by  purchase   of   stock   or
securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned BancAlabama Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly owned Subsidi-aries organized to conduct or continue activities otherwise permitted by this Agreement; or

                  (g) grant any increase in compensation or benefits to the employees or officers of any BancAlabama Company, except in accordance with past practice disclosed in Section 7.2(g) of the BancAlabama Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the BancAlabama Disclosure Memorandum; and enter into or amend any severance agreements with officers of any BancAlabama Company; grant any
material increase in fees or   other  increases  in  compensation or other
benefits to directors of any BancAlabama Company except in accordance with past practice disclosed in Section 7.2(g) of the BancAlabama Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits (other than the acceleration of vesting which occurs under a benefit plan upon a change of control of BancAlabama); or

                  (h) enter into or amend any employment Contract between any BancAlabama Company and any Person (unless such amendment is required by Law) that the BancAlabama Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

                  (i) adopt any new employee benefit plan of any Banc-Alabama Company or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any BancAlabama Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; or

                  (j) make any significant change in any Tax or account-ing methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

                  (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any BancAlabama Company for material money damages or restrictions upon the operations of any BancAlabama Company; or

                  (l)  enter   into,  modify,  amend,  or  terminate  any
material Contract (excluding any loan Contract or other Contract specifically addressed in (a) through (k), above) or waive, release, compromise, or assign any material rights or claims.

            7.3 COVENANTS OF UPC. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, UPC covenants and agrees that it shall (i) continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the UPC Common Stock and the business prospects of the UPC Companies, and (ii) take no action which would (a) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last
sentence of Section 9.1(b) of this Agreement or   prevent  the  transactions
contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code, or (b) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent any UPC Company from acquiring any other Assets or businesses or from discontinuing or disposing of any of its Assets or business if such action is, in the judgment of UPC, desirable in the conduct of the business of UPC and its Subsidiaries.

            7.4 ADVERSE CHANGES IN CONDITIONS. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

            7.5 REPORTS. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in share-holders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                  ARTICLE 8

                            ADDITIONAL AGREEMENTS

            8.1 REGISTRATION STATEMENT; PROXY STATEMENT; SHAREHOLDER APPROVAL. UPC shall file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the
issuance of the shares  of UPC  Common Stock  upon  consummation   of  the
Merger.   BancAlabama  shall  furnish  all information concerning it and  the holders of its capital stock as UPC may reasonably request in connection with such action. BancAlabama shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of
this Agreement and such other  related  matters  as  it deems   appropriate.
In   connection   with   the   Shareholder's   Meeting, (i) BancAlabama shall
prepare and file with the SEC a Proxy Statement and mail such Proxy Statement to its shareholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of BancAlabama shall recommend (subject to compliance with its fiduciary duties as advised by counsel) to its shareholders the approval of the matters submitted for approval, and (iv) the Board of Directors and officers of BancAlabama shall (subject to compliance with their fiduciary duties as advised by counsel) use their reasonable efforts to obtain such shareholders' approval.

            8.2 EXCHANGE LISTING. UPC shall use its reasonable efforts to list, prior to the Effective Time, on the NYSE, subject to official notice of issuance, the shares of UPC Common Stock to be issued to the holders of

BancAlabama Common Stock or BancAlabama Options pursuant to the Merger, and UPC shall give all notices and make all filings with the NYSE required in connection with the transactions contemplated herein.

            8.3 APPLICATIONS. UPC shall prepare and file, and BancAlabama shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

            8.4 FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, UPC and BancAlabama shall execute and file the Articles of Merger with the Secretary of State of the State of Tennessee and the Certificate of Merger with the Secretary of State of the State of Delaware in connection with the Closing.

            8.5 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transac-tions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the condi-tions referred to in Article 9 of this Agreement; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement or the Stock Option Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

            8.6   INVESTIGATION AND CONFIDENTIALITY.

                  (a)  Prior  to  the  Effective Time, each Party shall keep
the other Party advised  of  all  material  developments   relevant  to  its
business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and proper-ties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

                  (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use or dis-close such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is termi-nated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

            8.7 PRESS RELEASES. Prior to the Effective Time, BancAlabama and UPC shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this

Section 8.7 shall be deemed to prohibit any Party from making any disclo-sure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

            8.8 CERTAIN ACTIONS. Except with respect to this Agreement and the transactions contemplated hereby, after the date of this Agreement, no BancAlabama Company nor any Affiliate thereof nor any Representatives thereof retained by any BancAlabama Company shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of BancAlabama's Board of Directors as advised by counsel, no BancAlabama Company or any Affiliate or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but BancAlabama may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obliga-tions as advised by counsel. BancAlabama shall promptly notify UPC orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. BancAlabama shall (i) immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and
(ii) direct and use its reasonable efforts to cause all of its Representatives not to engage in any of the foregoing.

            8.9 ACCOUNTING AND TAX TREATMENT. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for pooling-of-interests accounting treatment and treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

            8.10 STATE TAKEOVER LAWS. Each BancAlabama Company shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law.

            8.11 CHARTER PROVISIONS. Each BancAlabama Company shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby and thereby do not and will not result in the grant of any rights to any Person under the Charter, By-laws, or other governing instruments of any BancAlabama Company or restrict or impair the ability of UPC or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any BancAlabama Company that may be directly or indirectly acquired or controlled by it.

            8.12  AGREEMENT OF AFFILIATES.  BancAlabama has disclosed in
Section 8.12 of the BancAlabama Disclosure Memorandum all Persons whom it reasonably believes is an "affiliate" of BancAlabama for purposes of Rule 145 under the 1933 Act. BancAlabama shall use its reasonable efforts to cause each such Person to deliver to UPC not later than 30 days prior to the Effective Time, a written agreement, substantially in the form of Exhibit 3, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of BancAlabama Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of UPC Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of UPC and BancAlabama have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. If the Merger will qualify for pooling-of-interests accounting treatment, shares of UPC Common Stock issued to such affiliates of BancAlabama in exchange for shares of BancAlabama Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of UPC and BancAlabama have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.12 (and UPC shall be entitled to place restrictive legends upon certificates for shares of UPC Common Stock issued to affiliates of BancAlabama pursuant to this Agreement to enforce the provisions of this Section 8.12). UPC shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of UPC Common Stock by such affiliates.

            8.13 EMPLOYEE BENEFITS AND CONTRACTS. Subject to the terms of the Supplemental Letter following the Effective Time, UPC shall provide generally to officers and employees of the BancAlabama Companies employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of UPC Common Stock), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the UPC Companies to their similarly situated officers and employees. For purposes of participation and vesting (but not benefit accrual) under such employee benefit plans, the service of the employees of the BancAlabama Companies prior to the Effective Time shall be treated as service with a UPC Company participating in such employee benefit plans. The Surviving Corporation shall, and shall cause its Subsidiaries to, honor in accordance with their terms all employment, severance, consulting, and other compensation Contracts disclosed in Section 5.15 of the BancAlabama Disclosure Memorandum to UPC between any BancAlabama Company and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the BancAlabama Benefit Plans.

            8.14  INDEMNIFICATION.

                  (a) After the Effective Time, UPC shall indemnify, defend and hold harmless the present and former directors, officers, employ-ees, and agents of the BancAlabama Companies (each, an "Indemnified Party") (including any person who becomes a director, officer, employee, or agent prior to the Effective Time) against all Liabilities (including reasonable attorneys' fees and amounts paid in settlement or incurred in connection with investigations) arising out of or in connection with actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement and the Stock Option Agreement) to the full extent permitted under Delaware Law and by BancAlabama's Certificate of Incorporation and By-laws or to the full extent covered by existing insurance policies of BancAlabama, as in effect on the date hereof, including provi-sions relating to advances of expenses incurred in the defense of any Litiga-tion. Without limiting the foregoing, in any case in which approval by UPC is required to effectuate any indemnification, UPC shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between UPC and the Indemnified Party.

            (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 8.14, upon learning of any such Liability or Litigation, shall promptly notify UPC thereof, provided that the failure so to notify shall not affect the obligations of UPC under this Section 8.14 unless and to the extent such failure materially increases UPC's liability under this Section 8.14. In the event of any such Litigation (whether arising before or after the Effective Time), (i) UPC or the Surviving Corporation shall have the right to assume the defense thereof and UPC shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with such matters thereof, except that if UPC or the Surviving Corporation elects not to assume the defense of such matters, or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between UPC or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and UPC or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that UPC shall be obligated pursuant to this paragraph
(b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such Litigation, and (iii) UPC shall not be liable for any settlement effected without its prior written consent which shall not be unreasonably withheld; and provided further that the UPC or the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

                  (c) If the Surviving Corporation or any of its successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 8.14.

                  (d) UPC shall pay all reasonable costs, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 8.14. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable Law.

                                   ARTICLE 9

              CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

            9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6 of this Agreement:

                  (A)  SHAREHOLDER APPROVAL.   The  shareholders  of Banc-
     Alabama shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law or by the provisions of any governing instruments. UPC, as the sole shareholder of BNF, shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law or by the provisions of any governing instruments.

                  (B)  REGULATORY  APPROVALS.   All Consents of,  filings  and
     registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the trans-actions contemplated hereby shall be conditioned or restricted in a manner (other than matters relating to the raising of additional capital or the disposition of Assets or deposit Liabilities) which in the reasonable judgment of the Board of Directors of UPC would so materially adversely impact the financial or economic benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, UPC would not, in its reasonable judgment, have entered into this Agreement.

                  (C) CONSENTS AND APPROVALS. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

                  (D)  LEGAL  PROCEEDINGS.   No court or governmental or
     regulatory authority of  competent  jurisdiction  shall   have  enacted,
     issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement.

                  (E) REGISTRATION STATEMENT. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the
     effectiveness  of  the Registration   Statement   shall   have  been
     issued, no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of UPC Common Stock issuable pursuant to the Merger shall have been received.

                  (F) EXCHANGE LISTING. The shares of UPC Common Stock issuable pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

                  (G)  POOLING LETTERS.   Each  of  the Parties shall have
     received copies of the letters, dated as of the date of filing of the Registration Statement with the SEC and as of the Effective Time, addressed to UPC, from Price Waterhouse LLP to the effect that the Merger will qualify for pooling-of- interests accounting treatment.

                  (H)  TAX  MATTERS.   Each  Party  shall have received a
     written opinion of counsel from Alston & Bird, in form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that
     (i)  the  Merger will constitute  a reorganization within the meaning of
     Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of BancAlabama Common Stock for UPC Common Stock will not give rise to gain or loss to the shareholders of BancAlabama with respect to such exchange (except to the extent of any cash received), and
     (iii) none of BancAlabama or UPC will recognize gain or loss as a consequence of the Merger (except for the inclusion in income any amounts resulting from any required change in accounting methods and any income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of BancAlabama and UPC reasonably satisfactory in form and substance to such counsel.

            9.2 CONDITIONS TO OBLIGATIONS OF UPC. The obligations of UPC to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by UPC pursuant to Section 11.6(a) of this
Agreement:

                  (A)  REPRESENTATIONS AND WARRANTIES.   For purposes of this
     Section 9.2(a), the  accuracy of the representations and  warranties  of
     BancAlabama  set forth  in  this  Agreement  shall   be  assessed  as  of
     the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of BancAlabama set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of BancAlabama set forth in Sections 5.20, 5.21, and 5.22 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of BancAlabama set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.20, 5.21, and 5.22) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on BancAlabama; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

                  (B)  PERFORMANCE  OF  AGREEMENTS  AND  COVENANTS.   Each
     and all of the agreements and covenants of BancAlabama to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                  (C)  CERTIFICATES.   BancAlabama  shall  have  delivered  to
     UPC   (i)  a certificate,  dated  as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer in their corporate capacities, not as individuals, to the effect that the conditions of its obligations set forth in Section
     9.2(a) and 9.2(b) of this  Agreement  have  been  satisfied,   and  (ii)
     certified copies of resolutions duly adopted by BancAlabama's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as UPC and its counsel shall request.

                  (D) AFFILIATES AGREEMENTS. UPC shall have received from each affiliate of BancAlabama the affiliates letter referred to in
     Section 8.12 of this Agreement, to the extent necessary to assure in the reasonable judgment of UPC that the transactions contemplated hereby will qualify for pooling-of- interests accounting treatment.

                  (E) CONSOLIDATED ASSETS. On the last business day prior to the Effective Time, the total consolidated assets of BancAlabama, as determined in accordance with GAAP, shall be not less than $95 million at the Effective Time.

                  (F) SHAREHOLDERS' EQUITY. On the last business day prior to the Effective Time, the shareholders' equity of BancAlabama, as determined in accordance with GAAP, shall be no less than $7,241,211.

            9.3 CONDITIONS TO OBLIGATIONS OF BANCALABAMA. The obligations of BancAlabama to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by BancAlabama pursuant to Section 11.6(b) of this Agreement:

                  (A)  REPRESENTATIONS AND WARRANTIES.  For purposes of this
     Section 9.3(a), the accuracy of the representations and warranties of UPC set forth in this Agreement shall be assessed as of the date of
     this Agreement and as of  the  Effective  Time  with   the   same  effect
     as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of UPC set forth in
     Section 6.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of UPC set forth in Section 6.13 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of UPC set forth in this Agreement (including the representations and warranties set forth in Sections 6.3 and 6.13) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material
     Adverse Effect on UPC; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

                  (B)  PERFORMANCE  OF  AGREEMENTS  AND  COVENANTS.   Each
     and all of the agreements and covenants of UPC to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                  (C)  CERTIFICATES.   UPC   shall   have  delivered  to
     BancAlabama (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief
     financial  officer  in  their corporate  capacities,  not   as
     individuals, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been
     satisfied,  and  (ii)  certified   copies  of resolutions duly adopted by
     UPC's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this
     Agreement,   and  the  consummation  of  the transactions  contemplated hereby, all in such reasonable detail as BancAlabama and its counsel shall request.

                                  ARTICLE 10

                                  TERMINATION

            10.1 TERMINATION. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of BancAlabama, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                  (a) By mutual consent of the Board of Directors of UPC and the Board of Directors of BancAlabama; or

                  (b) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of BancAlabama and
Section 9.3(a) in the case of UPC or in material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of BancAlabama and Section 9.3(a) of this Agreement in the case of UPC; or

                  (c) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of BancAlabama and Section 9.3(a) in the case of UPC or in material breach of any covenant or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

                  (d)  By the Board of Directors of either Party in the event
(i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of BancAlabama fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the DGCL at the Shareholders' Meeting; or

                  (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by March 1, 1997, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any willful breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

                  (f) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of BancAlabama and Section 9.3(a) in the case of UPC or in material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement; or

                  (g) By UPC, if a "Purchase Event" as such term is defined in the Stock Option Agreement, shall have occurred or by BancAlabama, if UPC (or its assignee) exercises the Stock Option Agreement pursuant to Section 3 thereof or exercises its repurchase rights pursuant to Section 8 thereof; or

                  (h) By the Board of Directors of BancAlabama, if it determines by a vote of a majority of the members of its entire Board, at any time during the ten-day period commencing two days after the Determination Date, if both of the following conditions are satisfied:

                       (1) the Average Closing Price shall be less than $24.245; and

                       (2) (i) the quotient obtained by dividing the Average Closing Price by $30.306 (such number being referred to herein as the "UPC Ratio") shall be less than (ii) the quotient obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.15 from the quotient in this clause (2)(ii) (such number being referred to herein as the "Index Ratio");

     SUBJECT,  HOWEVER,  to  the following  three  sentences.   If Banc-
     Alabama refuses to consummate the Merger pursuant to this Section 10.1(h), it shall give prompt written notice thereof to UPC; provided, that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period. During the five-day period commencing with its receipt of such notice, UPC shall have the option to elect to increase the Exchange Ratio to equal the lesser of (i) the quotient obtained by dividing (1) the product of $24.00 and the Exchange Ratio (as then in effect) by (2) the Average Closing Price, and (ii) the quotient obtained by dividing (1) the product of the Index Ratio and the Exchange Ratio (as then in effect)
     by  (2)  the  UPC  Ratio.   If  UPC makes  an  election contemplated by
     the preceding sentence, within such five-day period, it shall give prompt written notice to BancAlabama of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 10.1(h) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 10.1(h).

            For purposes of this Section 10.1(h), the following terms shall have the meanings indicated:

                  "Average Closing Price" shall mean the average of the daily last sales prices of UPC Common Stock as reported on the NYSE (as reported by THE WALL STREET JOURNAL or, if not reported thereby, another authoritative source as chosen by UPC) for the 10 consecutive full trading days in which such shares are traded on the NYSE ending at the close of trading on the Determination Date.

            "Determination Date" shall mean the later of the date on which the last required Consent of any Regulatory Authority required for the

     Merger shall be received and the date on which approval of the Merger by the shareholders of BancAlabama shall be received.

            "Index Group" shall mean the 16 bank holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of
     the acquiror's market capitalization.   In  the  event that any such
     company or companies are removed from the Index Group, the weights (which shall be determined based upon the number of outstanding shares of common stock) shall be redistributed proportionately for purposes of determining the Index Price. The 16 bank holding companies and the weights attributed to them are as follows:

          BANK HOLDING COMPANIES                               Weighting
          ----------------------                               ---------
          AmSouth Bancorporation                                  7.66%
          Central Fidelity Banks, Inc.                            5.25
          Compass Bancshares, Inc.                                4.99
          Crestar Financial Corporation                           4.93
          Deposit Guaranty Corporation                            2.56
          Fifth Third Bancorp                                    13.14
          First American Corporation                              3.65
          First Commerce Corporation                              4.95
          First Tennessee National Corporation                    4.53
          First Virginia Banks, Inc.                              4.44
          Mercantile Bancorporation, Inc.                         7.24
          Mercantile Bancshares Corporation                       6.14
          National Commerce Bancorp                               3.24
          Regions Financial Corporation                           6.03
          Signet Banking Corporation                              7.73
          Southern National Corporation                          13.52

                                                     Total      100.00%

                  "Index Price" on a given date shall mean the weighted average (weighted in accordance with the factors listed above) of the closing prices of the companies composing the Index Group.

                  "Starting Date" shall mean the date of this Agreement.

                  If any company belonging to the Index Group or UPC declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the date of this Agreement and the Determination Date, the prices for the common stock of such company or UPC shall be appropriately adjusted for the purposes of applying this Section 10.1(h).

            10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement and the Supplemental Letter shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Article 11 and Section 8.6(b) of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c) or 10.1(f) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination. The Stock Option Agreement shall be governed by its own terms as to its termination.

            10.3 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respec-tive representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 10.3 and Articles 2, 3, 4, and 11 and Sections 8.12, 8.13, and 8.14 of this Agreement and the provisions of the Supplemental Letter.

                                  ARTICLE 11

                                 MISCELLANEOUS

            11.1 DEFINITIONS.

                 (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

            "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

            "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by, or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

            "AGREEMENT" shall mean this Agreement and Plan of Merger, including the Stock Option Agreement and the Exhibits delivered pursuant hereto and incorporated herein by reference.

            "ASSETS" of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

            "BANCALABAMA COMMON STOCK" shall mean the $1.00 par value common stock of BancAlabama.

            "BANCALABAMA COMPANIES" shall mean, collectively, BancAlabama and all BancAlabama Subsidiaries.

            "BANCALABAMA DISCLOSURE MEMORANDUM" shall mean the written information entitled "BancAlabama, Inc. Disclosure Memorandum" delivered prior to the date of this Agreement to UPC describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this
     Agreement  under which such disclosure  is  being  made.   Information
     disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

            "BANCALABAMA  FINANCIAL  STATEMENTS"  shall  mean (i) the
     consolidated statements of financial position (including related notes and schedules, if any) of BancAlabama as of December 31, 1995, 1994 and
     1993,  and  the related  statements   of  operations,  stockholders'
     equity, cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 1995, 1994 and 1993, as filed by BancAlabama in SEC Documents, and (ii) the
     consolidated   statements  of financial position  of BancAlabama
     (including related notes and schedules, if any) and related statements of operations, stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to December 31, 1995.

            "BANCALABAMA STOCK PLANS" shall mean the existing non-statutory stock option plan of BancAlabama.

            "BANCALABAMA SUBSIDIARIES" shall mean the Subsidiaries of BancAlabama, which shall include the BancAlabama Subsidiaries described in Section 5.4 of the BancAlabama Disclosure Memorandum and any corporation, bank, savings association, or other organization acquired as a Subsidiary of BancAlabama in the future and owned by BancAlabama at the Effective Time.

            "BANKALABAMA-HUNTSVILLE" shall mean BankAlabama-Huntsville, a wholly-owned subsidiary of BancAlabama.

            "BHC ACT" shall mean the federal Bank Holding Company Act of 1956, as amended.

            "BNF COMMON STOCK" shall mean the common stock of BNF.

            "CERTIFICATE OF MERGER" shall mean the Certificate of Merger to be executed by BNF and filed with the Secretary of State of the State of Delaware relating to the Merger contemplated by Section 1.1 of this A greement.

            "CLOSING DATE" shall mean the date on which the Closing occurs.

            "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

            "CONTRACT"  shall  mean  any  written  or oral agreement,
     arrangement, authorization,   commitment,  contract,  indenture,
     instrument,   lease, obligation, plan,  practice, restriction,
     understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets, or business.

            "DEFAULT" shall mean (i) any breach or violation of or default under any Contract, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

            "DGCL" shall mean the Delaware General Corporation Law.

            "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and
     which are   administered,   interpreted   or   enforced  by  the  United
     States Environmental  Protection  Agency  and  state   and  local agenc-
     ies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Compre-hensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 ET SEQ. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 ET SEQ. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "EXHIBITS" 1 through 4, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

            "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

            "HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental
     Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

            "HOLA" shall mean the Home Owners' Loan Act of 1933, as amended.

            "HSR ACT" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

            "INTELLECTUAL PROPERTY" shall mean copyrights, patents, trade-marks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

            "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

            "KNOWLEDGE" as used with respect to a Person (including refer-ences to such Person being aware of a particular matter) shall mean those facts that are known by the Chairman, President, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer, or General Counsel of such Person.

            "LAW" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including those promulgated, inter-preted, or enforced by any Regulatory Authority.

            "LIABILITY" shall mean any direct or indirect, primary or secon-dary, liability, indebtedness, obligation, penalty, cost, or expense (including costs of investigation, collection, and defense), claim, deficiency, guaranty, or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type,
     whether accrued, absolute or contingent,  liquidated  or   unliquidated,
     matured   or  unmatured,  or otherwise.

            "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringe-ment, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, and (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business.

            "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

            "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

            "MATERIAL ADVERSE EFFECT" on a Party shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on
     (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" and "material adverse impact" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpre-tations thereof by courts or governmental authorities (b) changes in GAAP or regulatory accounting principles generally applicable to
     banks,  savings  associations,  and  their holding companies,   (c)
     actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed written consent of the other Party in contemplation of the transaction contemplated hereby, and (d) the direct effects of compliance with this Agreement on the operating performance of the Parties, including expenses incurred by the Parties in consummating the transactions contemplated by the Agreement.

            "NASD" shall mean the National Association of Securities Dealers,
     Inc.

            "NYSE" shall mean the New York Stock Exchange, Inc.

            "1933 ACT" shall mean the Securities Act of 1933, as amended.

             "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

            "OPERATING PROPERTY" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

            "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

            "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

            "PARTY" shall mean either BancAlabama, UPC, or BNF, and "PARTIES" shall mean BancAlabama, UPC, and BNF.

            "PERMIT"  shall  mean  any   federal,   state,   local,   and
     foreign governmental   approval,  authorization,  certificate,  easement,
     filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

            "PERSON" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a
     corporation, general partnership,   joint  venture,  limited partnership,
     limited   liability company, trust,  business  association,  group acting in concert, or any person acting in a representative capacity.

            "PROXY STATEMENT" shall mean the proxy statement used  by
     BancAlabama to   solicit   the  approval  of  its  shareholders  of  the
     transactions contemplated by this Agreement, which shall include the prospectus of UPC relating to the issuance of the UPC Common Stock to holders of BancAlabama Common Stock.

            "REGISTRATION STATEMENT" shall mean the Registration Statement on
     Form S-4,  including  any   pre-effective   or   post-effective
     amendments or supplements thereto, filed with the SEC by UPC under the 1933 Act with respect to the shares of UPC Common Stock to be issued to the shareholders of BancAlabama in connection with the transactions contemplated by this Agreement.

            "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of Thrift Supervision (including its predecessor, the Federal Home Loan Bank Board), the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NYSE, the NASD, and the SEC.

            "REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative of a Person.

            "RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

            "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

            "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

            "SHAREHOLDERS' MEETING" shall mean the meeting of the shareholders of BancAlabama to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

            "STOCK OPTION AGREEMENT" shall mean the Stock Option Agreement of even date herewith issued to UPC by BancAlabama, substantially in the form of Exhibit 1.

            "SUBSIDIARIES" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 10% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 10% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

            "SUPPLEMENTAL LETTER" shall mean the supplemental letter of even date herewith relating to certain understandings and agreements in addition to those included in this Agreement, substantially in the form of Exhibit 4.

            "SURVIVING CORPORATION" shall mean BNF as the surviving corporation resulting from the Merger.

            "TAX" or "TAXES" shall mean any federal, state, county, local, or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy, and other taxes, assessments, charges, fares, or impositions, including interest, penalties, and additions imposed thereon or with respect thereto.

            "TBCA" shall mean the Tennessee Business Corporation Act.

            "UPC CAPITAL STOCK" shall mean, collectively, the UPC Common Stock, the UPC Preferred Stock and any other class or series of capital stock of UPC.

            "UPC COMMON STOCK" shall mean the $5.00 par value common stock of UPC.

            "UPC   COMPANIES"   shall   mean,   collectively,   UPC  and  all
     UPC Subsidiaries.

            "UPC   DISCLOSURE  MEMORANDUM"  shall  mean  the  written
     information entitled "Union Planters Corporation Disclosure Memorandum" delivered prior to the date of this Agreement to BancAlabama describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically
     referencing  each Section of this Agreement   under  which  such
     disclosure  is  being  made.   Information disclosed with  respect to one
     Section shall be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

            "UPC FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of UPC as of December 31, 1995, 1994 and 1993, and the related statements of earnings, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 1995, 1994 and 1993, as filed by UPC in SEC Documents, (ii) the consolidated balance sheets of UPC (including related notes and schedules, if any) and related statements of earnings, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to December 31, 1995, and
     (iii) the pro forma consolidated balance sheet (including related notes and schedules, if any) of UPC as of December 31, 1995 and the related pro forma statements of earnings, changes in shareholders' equity,
     and   cash  flows  (including  related  notes  and schedules, if any) and for each of the three years ended December 31, 1995, 1994 and 1993, as filed by UPC in the Current Report on Form 8-K filed with the SEC on April 2, 1996.

            "UPC PREFERRED STOCK" shall mean the no par value preferred stock of UPC and shall include the (i) Series A Preferred Stock, (ii) Series B, $8.00 Nonredeemable, Cumulative, Convertible Preferred Stock ("UPC Series B Preferred Stock"), and (iii) Series E, 8% Cumulative, Convertible Preferred Stock, of UPC ("UPC Series E Preferred Stock").

            "UPC RIGHTS" shall mean the preferred stock purchase rights issued pursuant to the UPC Rights Agreement.

            "UPC RIGHTS AGREEMENT" shall mean that certain Rights Agreement, dated January 19, 1989, between UPC and UPNB, as Rights Agent.

            "UPC SUBSIDIARIES" shall mean the Subsidiaries of UPC.

                  (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

            Allowance                           Section 5.9
            Average Closing Price               Section 10.1(i)
            Bank Merger                         Section 1.5
            Closing                             Section 1.2
            Determination Date                  Section 10.1(i)
            Effective Time                      Section 1.3
            ERISA Affiliate                     Section 5.15(c)
            Exchange Agent                      Section 4.1
            Exchange Ratio                      Section 3.1(c)
            Indemnified Party                   Section 8.14(a)
            Index Group                         Section 10.1(i)
            Index Price                         Section 10.1(i)
            Index Ratio                         Section 10.1(i)
            BancAlabama Benefit Plans           Section 5.15(a)
            BancAlabama Contracts               Section 5.16
            BancAlabama ERISA Plan              Section 5.15(a)
            BancAlabama Options                 Section 3.6(a)
            BancAlabama Pension Plan            Section 5.15(a)
            BancAlabama SEC Reports             Section 5.5(a)
            Merger                              Section 1.1
            Starting Date                       Section 10.1(i)
            Starting Price                      Section 10.1(i)
            Takeover Laws                       Section 5.21
            Tax Opinion                         Section 9.1(h)
            UPC Ratio                           Section 10.1(i)
            UPC SEC Reports                     Section 6.4(a)

                  (c)   Any  singular term in this Agreement shall be deemed
to include the plural, and any plural  term  the  singular.   Whenever  the
words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

            11.2  EXPENSES.

                  (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay one-half of the filing fees payable in connection with the Registration Statement and the Proxy Statement and printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement.

                  (b) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

            11.3 BROKERS AND FINDERS. Except for Alex Sheshunoff & Co. as to BancAlabama, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by BancAlabama or UPC, each of BancAlabama and UPC, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

            11.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement and the Supplemental Letter (including the other documents and instruments referred to herein) constitute the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Section 8.14 of this Agreement.

            11.5 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of BancAlabama Common Stock, there shall be made no amendment that modifies in any material respect the consideration to be received by the holders of BancAlabama Common Stock without the further approval of such shareholders.

            11.6  WAIVERS.

                  (a) Prior to or at the Effective Time, UPC, acting through its Board of Directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by BancAlabama, to waive or extend the time for the compliance or fulfillment by BancAlabama of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of UPC under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of UPC.

                  (b) Prior to or at the Effective Time, BancAlabama, acting through its Board of Directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by UPC, to waive or extend the time for the compliance or fulfillment by UPC of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of BancAlabama under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of BancAlabama.

                  (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the
breach of any other term of this Agreement.   The  Closing  of  the  Merger
will constitute  a  waiver  of  all outstanding conditions to the Closing.

            11.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

            11.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

                BancAlabama:            BancAlabama, Inc.
                                        312 Clinton Avenue
                                        Huntsville, Alabama  35801
                                        Telecopy Number:  (205) 551-9462

                                        Attention: W.R. Collins
                                        Chairman and Chief Executive Officer

                Copy to Counsel:        Lanier Ford Shaver & Payne P.C.
                                        200 West Court Square, Suite 5000
                                        Huntsville, Alabama  35801
                                        Telecopy Number:  (205) 533-9322

                                        Attention:  John R. Wynn

                UPC:                    Union Planters Corporation
                                        7130 Goodlett Farms Parkway
                                        Memphis, Tennessee 38018
                                        Telecopy Number:  (901) 383-2877

                                        Attention: Jackson W. Moore, President

                Copy to Counsel:        Union Planters Corporation
                                        7130 Goodlett Farms Parkway
                                        Memphis, Tennessee 38018
                                        Telecopy Number:  (901) 383-2877
                                        Attention: E.J. House, Jr.
                                        General Counsel and Corporate Secretary

                                        Alston & Bird
                                        601 Pennsylvania Avenue
                                        North Building, Suite 250
                                        Washington, D.C.  20004
                                        Telecopy Number:  (202) 508-3333

                                        Attention: Frank M. Conner III

            11.9 GOVERNING LAW. This Agreement shall be governed by and con-strued in accordance with the Laws of the State of Tennessee, without regard to any applicable conflicts of Laws, except to the extent the Laws of the State of Delaware apply.

            11.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

            11.11 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

            11.12 INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

            11.13 ENFORCEMENT OF AGREEMENT. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

            11.14 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforce-ability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.


ATTEST:                               BANCALABAMA, INC.

    Jean D. Snead                         W.R. Collins
By:_______________________________    By:_____________________________________
    Jean D. Snead                         W.R. Collins
    Corporate Secretary                   Chairman and Chief Executive Officer

[CORPORATE SEAL]


ATTEST:                               UNION PLANTERS CORPORATION

    E.J. House, Jr.                        Jackson W. Moore, President
By:_______________________________     By:____________________________________
    E.J. House, Jr., Secretary             Jackson W. Moore, President

[CORPORATE SEAL]


ATTEST:                                BNF BANCORP, INC.

    Miles A. Wright                        William D. Powell
By:______________________________      By:____________________________________
    Miles A. Wright, Secretary             William D. Powell, President


[CORPORATE SEAL]

                             LIST OF EXHIBITS


EXHIBIT NUMBER DESCRIPTION

      1.       Form  of  Stock Option Agreement.  (Sections 1.4, 11.1).

      2.       Form of Support Agreement.  (Sections 5.23, 11.1).

      3.       Form  of agreement of affiliates of BancAlabama.
               (Sections 8.12, 9.2(d)).

      4.       Form  of  Supplemental  Letter.   (Sections  7.2, 11.1).